Form Of

November [19], 2010

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Municipal Income Fund, Inc. (the “Fund”), as a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. dated April 30, 2010 (the “Agreement”), hereby requests an amendment to the Schedule A of Agreement.

This letter is to notify DST Systems, Inc. that on November 17, 2010, the Fund’s officers executed Articles Supplementary to the Articles of Incorporation establishing three new series of the Fund, the legal names of which are as follows: Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax Free Fund, and Lord Abbett Short Duration Tax Free Fund (each a “Series”). It is the Fund’s desire to have DST Systems render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to each Series under the terms of the Agreement; therefore, the Fund requests that DST Systems, Inc. agree, in writing, to provide such services to each Series thereby making each Series a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the addition of each new series.

It is currently anticipated that the registration statement for the Series will become effective on November [19], 2010. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST Systems, Inc.’s acceptance by signing below.

Lord Abbett Municipal Income Fund, Inc.

By:
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Group Vice President– Full Service
DST Systems, Inc.

Enclosures

SCHEDULE A (amended as of November [19], 2010)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 by and between DST Systems, Inc. and Lord Abbett Family of Funds. Capitalized terms used herein but not defined herein in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

LORD ABBETT AFFILIATED FUND, INC.

LORD ABBETT BLEND TRUST

    Lord Abbett Small-Cap Blend Fund

LORD ABBETT BOND-DEBENTURE FUND, INC.

LORD ABBETT DEVELOPING GROWTH FUND, INC.

LORD ABBETT GLOBAL FUND, INC.

    Lord Abbett Global Allocation Fund

    Lord Abbett Developing Local Markets Fund

LORD ABBETT INVESTMENT TRUST

    Lord Abbett Convertible Fund

    Lord Abbett Core Fixed Income Fund

    Lord Abbett Floating Rate Fund

    Lord Abbett High Yield Fund

    Lord Abbett Income Fund

    Lord Abbett Short Duration Income Fund

    Lord Abbett Total Return Fund

    Lord Abbett Balanced Strategy Fund

    Lord Abbett Diversified Income Strategy Fund

    Lord Abbett Growth & Income Strategy Fund

    Lord Abbett Diversified Equity Strategy Fund

LORD ABBETT MID-CAP VALUE FUND, INC.

1             As amended on November [19], 2010 to reflect (1) the Reorganization of each of Lord Abbett Connecticut Tax-Free Income Fund, Georgia Series, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, and Pennsylvania Series into Lord Abbett National Tax-Free Income Fund; and (2) the Redomestication of each of Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax-Free Fund, and Lord Abbett Short Duration Tax Free Fund, as a series of Lord Abbett Municipal Income Fund, Inc.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

    Lord Abbett AMT Free Municipal Bond Fund

    Lord Abbett California Tax-Free Income Fund

    Lord Abbett High Yield Municipal Bond Fund

    Lord Abbett Intermediate Tax-Free Fund

    Lord Abbett National Tax-Free Income Fund

    Lord Abbett New Jersey Tax-Free Income Fund

    Lord Abbett New York Tax-Free Income Fund

    Lord Abbett Short Duration Tax Free Fund

LORD ABBETT RESEARCH FUND, INC.

    Lord Abbett Capital Structure Fund

    Lord Abbett Classic Stock Fund

    Lord Abbett Growth Opportunities Fund

    Small-Cap Value Series

LORD ABBETT SECURITIES TRUST

    Lord Abbett Alpha Strategy Fund

    Lord Abbett Fundamental Equity Fund

    Lord Abbett International Core Equity Fund

    Lord Abbett International Dividend Income Fund

    Lord Abbett International Opportunities Fund

    Lord Abbett Large-Cap Value Fund

    Lord Abbett Micro-Cap Growth Fund

    Lord Abbett Micro-Cap Value Fund

    Lord Abbett Value Opportunities Fund

LORD ABBETT SERIES FUND, INC.

    Bond-Debenture Portfolio

    Capital Structure Portfolio

    Classic Stock Portfolio

    Developing Growth Portfolio

    Fundamental Equity Portfolio

    Growth and Income Portfolio

    Growth Opportunities Portfolio

    International Core Equity Portfolio

    International Opportunities Portfolio

    Mid-Cap Value Portfolio

    Total Return Portfolio

    Value Opportunities Portfolio

LORD ABBETT STOCK APPRECIATION FUND

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.